Exhibit 99.1

JIVE SOFTWARE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Palo Alto, Calif. – February 17, 2016 — Jive Software, Inc. (NASDAQ: JIVE), the leading provider of modern communication and collaboration solutions for business, today announced financial results for its fourth quarter and fiscal year ended December 31, 2015.

“Jive delivered fourth quarter and full year results that were in line with our expectations as we worked to transform our business,” said Elisa Steele, CEO of Jive Software. “We continue to improve our products and go-to-market strategies to solve customer pain points and target the most promising growth opportunities. We are also advancing our market leadership with the introduction of our Jive WorkHub package solutions for healthcare collaboration, and employee and customer engagement. In 2016, our primary focus is to execute on our strategies to generate more consistent performance and become profitable by year end.”

Fourth Quarter 2015 Financial Highlights

•	Revenue: Total revenue for the fourth quarter was $50.2 million, an increase of 5% on a year-over-year basis. Within total revenue, product revenue was $46.6 million for the fourth quarter, an increase of 7% on a year-over-year basis. Professional services revenue for the fourth quarter was $3.6 million, a decrease of 12% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $60.2 million for the fourth quarter, a decrease of 2% year-over-year. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $57.1 million, a decrease of 6% on a year-over-year basis.

•	Gross Profit: GAAP gross profit for the fourth quarter was $31.5 million, compared to $30.3 million for the fourth quarter of 2014. Non-GAAP gross profit was $33.0 million for the fourth quarter, an increase of 2% year-over-year, and non-GAAP gross margin was 66%.

•	Loss from Operations: GAAP loss from operations for the fourth quarter was $7.6 million, compared to a loss from operations of $11.4 million for the fourth quarter of 2014. Non-GAAP loss from operations was $2.9 million, compared to non-GAAP loss from operations of $4.1 million for the fourth quarter of 2014.

•	Net Loss: GAAP net loss for the fourth quarter was $8.5 million, compared to a net loss of $12.1 million for the same period last year. GAAP net loss per share for the fourth quarter was $0.11, based on 76.1 million weighted-average shares outstanding, compared to a net loss per share of $0.17, based on 72.4 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the fourth quarter was $3.9 million, compared to a non-GAAP net loss of $4.8 million for the same period last year. Non-GAAP net loss per share for the fourth quarter was $0.05, based on 76.1 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.07, based on 72.4 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of December 31, 2015, Jive had cash and cash equivalents and marketable securities of $112.7 million, compared to $119.6 million as of September 30, 2015. Cash used in operations was $4.2 million and we invested $1.7 million in capital expenditures, leading to negative free cash flow of $5.9 million for the fourth quarter of 2015. Free cash flow was negative $9.5 million for the fourth quarter of 2014. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

Full Year 2015 Financial Highlights

•	Revenue: Total revenue was $195.8 million for fiscal 2015, an increase of 10% on a year-over-year basis. Within total revenue, product revenue was $180.2 million for fiscal 2015, an increase of 11% on a year-over-year basis. Services revenue for fiscal 2015 was $15.6 million, a decrease of 5% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $199.1 million for fiscal 2015, an increase of 2% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, were $183.5 million, a decrease of 4% on a year-over-year basis.

•	Gross Profit: GAAP gross profit was $123.6 million for fiscal 2015, compared to $112.0 million for fiscal 2014. Non-GAAP gross profit was $130.3 million for fiscal 2015, representing a year-over-year increase of 8% and a non-GAAP gross margin of 67%.

•	Loss from Operations: GAAP loss from operations was $34.6 million for fiscal 2015, compared to a loss from operations of $55.0 million for fiscal 2014. Non-GAAP loss from operations was $9.4 million for fiscal 2015, compared to a non-GAAP loss from operations of $17.3 million for fiscal 2014.

•	Net Loss: GAAP net loss for fiscal 2015 was $34.9 million, compared to a $56.2 million net loss for fiscal 2014. GAAP net loss per share for fiscal 2015 was $0.46 based on 75.2 million weighted-average shares outstanding, compared to a net loss per share of $0.79 based on 70.8 million weighted-average shares outstanding for fiscal 2014.

Non-GAAP net loss for fiscal 2015 was $10.8 million, compared to an $18.4 million non-GAAP net loss for fiscal 2014. Non-GAAP net loss per share for fiscal 2015 was $0.14, based on 75.2 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.26 based on 70.8 million weighted-average shares outstanding for fiscal 2014.

•	Cash Flow: We generated $0.3 million in cash from operations and invested $6.5 million in capital expenditures, leading to negative free cash flow of $6.2 million for fiscal 2015. Free cash flow was negative $19.0 million for fiscal 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Business Highlights

•	Signed new and expanded customer relationships with Adeptus Health, Alerus Financial, Ciena Corporation, Cox Enterprises, Dell Boomi, DTIC, Hitachi Data Systems Corporation, Instructure, MasTec, MedAmerica, Oregon Health & Science University, Prospect Mortgage, Quest Diagnostics, Restaurant Brands International, San Francisco International Airport, The Vitamin Shoppe, UNIQA Group, Virgin Media Limited, Western Union, Zebra Technologies and ZTE USA, among others.

•	Unveiled new packaged solutions powered by the industry-leading Jive WorkHub – Jive for Healthcare Collaboration, Jive for Employee Engagement and Jive for Customer Engagement – to transform the way people work together in key industries and functional groups. These initial offerings in Jive’s set of tailored solutions apply best practice templates, configurations and bundled professional services to solve business pain points for verticals like the healthcare industry and business units like human resources and marketing.

•	Delivered the latest release of Jive’s industry-leading interactive intranet and external community products, including a redesign of our entire product portfolio and new optimized processes to highly engage employees, customers and partners. Additional features like peer-to-peer recognition, improved SEO, global translation capabilities and updates to Jive’s purpose-driven apps deliver a complete, engaging experience that drives brand affinity for external communities and employee engagement for its interactive intranet offering.

•	We announced a new partnership with Egnyte, a market leader in adaptive enterprise file services that enables companies of all sizes to collaborate in Jive around any content stored in Egnyte — from any device or location. With the secure integration between the two companies, joint customers also have the flexibility to edit and publish content in the platform of their choice while keeping the entire organization in the loop with content that is continuously synced between Egnyte and Jive.

Financial Outlook

As of February 17, 2016, Jive’s guidance for its first quarter 2016 is as follows:

•	First Quarter 2016 Guidance:

•	Total revenue is expected to be in the range of $49.5 million to $50.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $4.5 million to $5.5 million.

•	Non-GAAP loss per share is expected to be in the range of $0.06 to $0.08 based on approximately 76.5 million weighted-average diluted shares outstanding.

•	Change in short-term billings is expected to be negative 3% to positive 2%.

•	Free cash flow is expected to be in the range of $7.4 million to $8.4 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As certain items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the fourth quarter and full year 2015, and outlook for the first quarter 2016. Listeners may access a live webcast of the conference call along with an accompanying slide presentation under “News, Events & Presentations, Quarterly Earnings” on Jive’s investor relations website at investor.jivesoftware.com. A replay of the webcast will be available on the website following the live event. To listen by phone, dial 844-492-3729 (domestic) or 412-542-4195 (international). A replay of this conference call can be accessed through February 24, 2016, by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay pass code is 10079721.

About Jive Software

Jive (NASDAQ: JIVE) is the leading provider of modern communication and collaboration solutions for business. Recognized as a leader by the industry’s top analyst firms in multiple categories, Jive enables employees, partners and customers to work better together. More information can be found at www.jivesoftware.com or the Jive News Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-

GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the first fiscal quarter of 2016, expectations regarding our strategy of driving improved financial and operational performance, the effectiveness and intended benefits of our product releases, and our belief that we are well positioned to build upon our momentum over time. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts:

Cindy Klimstra

Jive Software

(650) 319-4343

cindy.klimstra@jivesoftware.com

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Jason Khoury

Jive Software

(650) 847-8308

jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Product	$46,544	$43,609	$180,172	$162,185
Professional services	3,607	4,080	15,621	16,508

Total revenues	50,151	47,689	195,793	178,693
Cost of revenues:
Product	13,186	11,563	49,816	43,494
Professional services	5,466	5,780	22,378	23,179

Total cost of revenues	18,652	17,343	72,194	66,673

Gross profit	31,499	30,346	123,599	112,020

Operating expenses:
Research and development	12,081	12,779	52,818	52,275
Sales and marketing	20,688	23,286	78,684	90,141
General and administrative	6,288	5,639	26,708	24,633

Total operating expenses	39,057	41,704	158,210	167,049

Loss from operations	(7,558)	(11,358)	(34,611)	(55,029)

Other income (expense), net:
Interest income	85	54	277	205
Interest expense	(22)	(67)	(171)	(269)
Other, net	(133)	69	903	78

Total other income (expense), net	(70)	56	1,009	14

Loss before provision for income taxes	(7,628)	(11,302)	(33,602)	(55,015)
Provision for income taxes	921	788	1,251	1,138

Net loss	$(8,549)	$(12,090)	$(34,853)	$(56,153)

Basic and diluted net loss per share	$(0.11)	$(0.17)	$(0.46)	$(0.79)

Shares used in basic and diluted per share calculations	76,093	72,395	75,217	70,751

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$9,870	$20,594
Short-term marketable securities	96,410	93,001
Accounts receivable, net of allowances	54,090	66,729
Prepaid expenses and other current assets	13,135	13,490

Total current assets	173,505	193,814

Marketable securities, noncurrent	6,429	7,542
Property and equipment, net of accumulated depreciation	12,747	12,986
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	4,546	9,448
Other assets	8,165	9,314

Total assets	$235,145	$262,857

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,684	$3,565
Accrued payroll and related liabilities	6,954	6,622
Other accrued liabilities	7,842	8,246
Deferred revenue, current	131,850	128,592
Term debt, current	2,400	2,400

Total current liabilities	152,730	149,425

Deferred revenue, less current portion	16,392	31,947
Term debt, less current portion	1,200	3,600
Other long-term liabilities	2,682	1,288

Total liabilities	173,004	186,260

Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	384,164	363,587
Accumulated deficit	(318,537)	(283,684)
Accumulated other comprehensive income (loss)	(141)	39

Total stockholders’ equity	62,141	76,597

Total liabilities and stockholders’ equity	$235,145	$262,857

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(8,549)	$(12,090)	$(34,853)	$(56,153)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,734	3,808	15,605	15,458
Stock-based compensation	3,525	6,088	20,290	32,908
Change in deferred taxes	243	147	338	243
Non-recurring gain	—	—	(1,107)	—
Loss on sale of property and equipment	103	19	103	19
(Increase) decrease in:
Accounts receivable, net	(7,053)	(16,720)	12,639	(7,900)
Prepaid expenses and other assets	357	1,834	(307)	(4,084)
Increase (decrease) in:
Accounts payable	(3,620)	(3,516)	535	(2,622)
Accrued payroll and related liabilities	1,079	18	300	(883)
Other accrued liabilities	(1,059)	(990)	(1,266)	139
Deferred revenue	6,968	13,372	(12,297)	13,202
Other long-term liabilities	33	(21)	315	16

Net cash provided by (used in) operating activities	(4,239)	(8,051)	295	(9,657)
Cash flows from investing activities:
Payments for purchase of property and equipment	(1,667)	(1,422)	(6,450)	(9,313)
Purchases of marketable securities	(51,869)	(11,951)	(133,314)	(91,987)
Sales of marketable securities	7,480	1,302	25,383	36,174
Maturities of marketable securities	43,216	11,750	104,317	57,324

Net cash used in investing activities	(2,840)	(321)	(10,064)	(7,802)
Cash flows from financing activities:
Proceeds from exercise of stock options	272	2,503	1,345	4,250
Taxes paid related to net share settlement of equity awards	(269)	(187)	(1,058)	(1,758)
Repayments of term loans	(600)	(600)	(2,400)	(2,400)
Earnout payment for prior acquisition	—	—	—	(576)
Non-recurring gain	—	—	1,107	—

Net cash provided by (used in) financing activities	(597)	1,716	(1,006)	(484)

Net decrease in cash and cash equivalents	(7,676)	(6,656)	(10,775)	(17,943)
Effect of exchange rate changes	95	66	51	122
Cash and cash equivalents, beginning of period	17,451	27,184	20,594	38,415

Cash and cash equivalents, end of period	$9,870	$20,594	$9,870	$20,594

JIVE SOFTWARE, INC.

Reconciliation of Non-GAAP Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Gross profit, as reported	$31,499	$30,346	$123,599	$112,020
Add back:
Stock-based compensation	641	1,151	3,029	4,276
Amortization related to acquisitions	906	955	3,694	3,835

Gross profit, non-GAAP	$33,046	$32,452	$130,322	$120,131

Gross margin, non-GAAP	66%	68%	67%	67%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Research and development, as reported	$12,081	$12,779	$52,818	$52,275
less:
Stock-based compensation	1,081	1,947	7,078	10,642
Amortization related to acquisitions	54	127	701	510

Research and development, non-GAAP	$10,946	$10,705	$45,039	$41,123

As percentage of total revenues, non-GAAP	22%	22%	23%	23%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Sales and marketing, as reported	$20,688	$23,286	$78,684	$90,141
less:
Stock-based compensation	817	1,697	3,775	10,850
Amortization related to acquisitions	119	129	507	517

Sales and marketing, non-GAAP	$19,752	$21,460	$74,402	$78,774

As percentage of total revenues, non-GAAP	39%	45%	38%	44%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
General and administrative, as reported	$6,288	$5,639	$26,708	$24,633
less:
Stock-based compensation	997	1,291	6,423	7,138

General and administrative, non-GAAP	$5,291	$4,348	$20,285	$17,495

As percentage of total revenues, non-GAAP	11%	9%	10%	10%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Loss from operations, as reported	$(7,558)	$(11,358)	$(34,611)	$(55,029)
Add back:
Stock-based compensation	3,536	6,086	20,305	32,906
Amortization related to acquisitions	1,079	1,211	4,902	4,862

Loss from operations, non-GAAP	$(2,943)	$(4,061)	$(9,404)	$(17,261)

As percentage of total revenues, non-GAAP	(6)%	(9)%	(5)%	(10)%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Loss before provision for income taxes, as reported	$(7,628)	$(11,302)	$(33,602)	$(55,015)
Add back:
Stock-based compensation	3,536	6,086	20,305	32,906
Amortization related to acquisitions	1,079	1,211	4,902	4,862
Less:
Non-recurring gain	—	—	(1,107)	—

Loss before provision for income taxes, non-GAAP	$(3,013)	$(4,005)	$(9,502)	$(17,247)

JIVE SOFTWARE, INC.

Reconciliation of Non-GAAP Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net loss, as reported	$(8,549)	$(12,090)	$(34,853)	$(56,153)
Add back:
Stock-based compensation	3,536	6,086	20,305	32,906
Amortization related to acquisitions	1,079	1,211	4,902	4,862
Less:
Non-recurring gain	—	—	(1,107)	—

Net loss, non-GAAP	$(3,934)	$(4,793)	$(10,753)	$(18,385)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Basic and diluted net loss per share, as reported	$(0.11)	$(0.17)	$(0.46)	$(0.79)
Add back:
Stock-based compensation	0.05	0.08	0.27	0.46
Amortization related to acquisitions	0.01	0.02	0.07	0.07
Less:
Non-recurring gain	—	—	(0.01)	—

Basic and diluted net loss per share, non-GAAP (1)	$(0.05)	$(0.07)	$(0.14)	$(0.26)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Total revenues	$50,151	$47,689	$195,793	$178,693
Deferred revenue, current, end of period	131,850	128,592	131,850	128,592
Less: Deferred revenue, current, beginning of period	(121,752)	(114,777)	(128,592)	(112,432)

Short-term billings	$60,249	$61,504	$199,051	$194,853

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Total revenues	$50,151	$47,689	$195,793	$178,693
Deferred revenue, end of period	148,242	160,539	148,242	160,539
Less: Deferred revenue, beginning of period	(141,274)	(147,167)	(160,539)	(147,337)

Billings	$57,119	$61,061	$183,496	$191,895

(1)	Per share amounts may not add due to rounding.